Exhibit 10.4

MDU Resources Group, Inc.
2015 Performance Share Award Opportunity Chart

		Threshold		Target		Maximum
Name	Title	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)
David L. Goodin	President and Chief Executive Officer of the Company	14,433	31,608	72,164	158,039	144,328	316,078
Doran N. Schwartz	Vice President and Chief Financial Officer of the Company	2,906	6,364	14,528	31,816	29,056	63,633
J. Kent Wells(1)	Vice Chairman of the Corporation and Chief Executive Officer of E&P segment	--	--	--	--	--	--
Jeffrey S. Thiede	President and Chief Executive Officer of construction services segment	2,528	5,536	12,638	27,677	25,276	55,354
Steven L. Bietz	President and Chief Executive Officer of pipeline and energy services segment	3,020	6,614	15,101	33,071	30,202	66,142
Paul K. Sandness	General Counsel and Secretary of the Company	2,643	5,788	13,215	28,941	26,430	57,882

(1) Mr. Wells received no award due to his resignation effective February 28, 2015.